Exhibit 4.4

FIFTH SUPPLEMENTAL INDENTURE
among
TELEFÓNICA EMISIONES, S.A.U.,
as Issuer,
TELEFÓNICA, S.A.,
as Guarantor
and
THE BANK OF NEW YORK MELLON,
as Trustee and Paying Agent
April 26, 2010
$1,400,000,000
FIXED RATE SENIOR NOTES DUE 2020

i

     THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of April 26, 2010, among Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of the Kingdom of Spain (the “Issuer”), Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”, which term includes any successor Trustee) and paying agent (the “Paying Agent”, which term includes any successor Paying Agent).
     WHEREAS, the Issuer has heretofore entered into an Indenture, dated as of May 8, 2009 (as amended and supplemented, the “Original Indenture”), with the Guarantor and the Trustee;
     WHEREAS, the Original Indenture is incorporated herein by reference and the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;
     WHEREAS, the Issuer proposes to create a new series of Securities under the Indenture;
     WHEREAS, Mr. Miguel Escrig Meliá, as Director (Administrador Solidario) of the Issuer and exercising the delegation to issue debt securities approved by the Guarantor as sole shareholder of the Issuer on May 4, 2009 in favor of the Directors (Administradores Solidarios) of the Issuer, hereby resolves to issue the Designated Securities (as this term is defined in Section 2.01 below) in an aggregate principal amount of $1,400,000,000 and with the terms and conditions referred to in this Supplemental Indenture; and
     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Issuer and the Guarantor, in accordance with its terms, have been done;
     NOW, THEREFORE, for and in consideration of the premises and the purchases of the Designated Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Designated Securities, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles”, or “GAAP”, with respect to any computation required or permitted hereunder shall mean (i) in the case of the Issuer’s and the Guarantor’s unconsolidated financial statements, the accounting principles generally accepted in the Kingdom of Spain and (ii) in the case of the Guarantor’s consolidated financial statements, International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, which do not differ from IFRS as adopted by the European Union, in each case as in effect at the date of such computation and as applied by the Issuer or the Guarantor, as the case may be;
     (d) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture;
     (e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (f) all terms used but not defined in this Supplemental Indenture, which are defined in the Original Indenture, shall have the meanings assigned to them in the Original Indenture.
     “Business Day” means a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or the city of Madrid, Spain, are authorized or required by law or executive order to close.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Designated Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Designated Securities being redeemed.

     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations or, if only one such Quotation is obtained, such Quotation.
     “Depositary” means The Depository Trust Company and its successors.
     “Designated Guarantee” means that certain guarantee dated April 26, 2010, executed and delivered by the Guarantor and endorsed on each Security Certificate representing Designated Securities, pursuant to which, among other things, the Guarantor shall unconditionally and irrevocably guarantee to the Holders of the Designated Securities the due and punctual payment of principal of, premium, if any, and interest and all other amounts due under the Indenture and the Designated Securities.
     “Designated Securities” has the meaning ascribed in Section 2.01.
     “Fixed Rate Business Day” means a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York, London, England or the city of Madrid, Spain are authorized or required by law or executive order to close.
     “Guarantor” means the Person named as “Guarantor” in the first paragraph of this Supplemental Indenture.
     “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Issuer and the Guarantor.
     “Interest Payment Date” has the meaning ascribed in Section 2.04(b).
     “Issuer” means the Person named as “Issuer” in the first paragraph of this Supplemental Indenture.
     “Letter of Appointment” means the letter of appointment dated as of April 26, 2010 among the Issuer, the Guarantor and the Tax Certification Agent.
     “New York Business Day” means a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.
     “Paying Agent” means the Person named as “Paying Agent” in the first paragraph of this Supplemental Indenture.
     “Redemption Date” has the meaning ascribed in Section 2.12.

     “Redemption Price” has the meaning ascribed in Section 2.12.
     “Reference Treasury Dealer” means each of (1) Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., UBS Securities LLC and their affiliates or their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer and the Guarantor will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Issuer and the Guarantor.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third New York Business Day preceding such Redemption Date.
     “Regular Record Date” means the tenth New York Business Day prior to the applicable Interest Payment Date.
     “Stated Maturity” means April 27, 2020.
     “Supplemental Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended in accordance with the terms of the Indenture.
     “Tax Certification Agency Agreement” means that certain Tax Certification Agency Agreement dated as of June 20, 2006 among the Issuer, the Guarantor, the Paying Agent (as successor to JPMorgan Chase Bank, N.A.) and the Tax Certification Agent (as defined below), as amended, supplemented, modified, replaced or restated from time to time in accordance with its terms.
     “Tax Certification Agent” means Acupay System LLC, a New York limited liability corporation, or any successor Tax Certification Agent appointed in accordance with the terms of the Tax Certification Agency Agreement.
     “Tax Certification Procedures” means those certain procedures to collect certain information with respect to the Designated Securities or the Beneficial Owners thereof specified in the Letter of Appointment, as such procedures may be amended, supplemented, modified or replaced from time to time in accordance with the terms of the Tax Certification Agency Agreement.
     “Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H. 15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the Redemption Date to the maturity date of the Designated Securities to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third New York Business Day preceding the Redemption Date.
     "Trustee” means the Person named as “Trustee” in the first paragraph of this Supplemental Indenture.
     Section 1.02. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.
     Section 1.03. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.04. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Issuer or the Guarantor shall bind their respective successors and assigns, whether so expressed or not.
     Section 1.05. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity,

legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.06. Benefits of Supplemental Indenture. Nothing in the Indenture, the Designated Securities or the Designated Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Designated Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.
     Section 1.07. Governing Law. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, this Supplemental Indenture, the Designated Securities and the Designated Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 1.08. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 1.09. Recitals by the Issuer and the Guarantor. The recitals in this Supplemental Indenture are made by the Issuer and the Guarantor only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Designated Securities, the Designated Guarantee and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.
     Section 1.10. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.
ARTICLE 2
Designated Securities
     Section 2.01. Creation of Designated Securities. There is hereby created a new series of Securities to be issued under the Indenture, to be designated as Fixed Rate Senior Notes due 2020 (the “Designated Securities”). The Designated Securities have been designated as series L of the Issuer in the public deed of issuance executed by one of the Directors (Administradores Solidarios) of the Issuer on April 14, 2010 and registered with the Mercantile Registry of Madrid on April 19, 2010.

     Section 2.02. Limitation on Aggregate Principal Amount of Designated Securities. The aggregate principal amount of the Designated Securities shall initially be limited to $1,400,000,000 (except for Designated Securities represented by any Security Certificate authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Designated Securities pursuant to Section 2.4, 2.5, 2.7, 9.6 or 11.7 of the Original Indenture and except for any Designated Securities which, pursuant to Section 2.3 of the Original Indenture, are deemed never to have been authenticated and delivered under the Indenture). The Issuer may from time to time, without the consent of the Holders of Designated Securities, create and issue further securities having the same terms and conditions as the previously issued Designated Securities in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or the issue price), so that such further issue shall be consolidated and form a single series with the Outstanding Designated Securities; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under Treasury Regulations Section 1.1275-2(k)(3) promulgated under the Internal Revenue Code of 1986, as amended.
     Section 2.03. Payment of Principal. The principal of the Outstanding Designated Securities shall be due and payable at the Stated Maturity.
     Section 2.04. Interest and Interest Rate.
     (a) The Designated Securities will bear interest from April 26, 2010 or from the most recent date through which the Issuer has paid or provided for interest on the Designated Securities at an annual rate of 5.134%.
     (b) Subject to and in accordance with the Tax Certification Procedures, the Issuer or the Guarantor, as the case may be, will pay interest on the Designated Securities semi-annually on April 27 and October 27 of each year, beginning on October 27, 2010 until the Stated Maturity, and on the Stated Maturity (each an “Interest Payment Date”).
     (c) Interest on the Designated Securities will be computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Issuer or the Guarantor, as the case may be, will pay interest on the Designated Securities for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date.
     (d) On the first Interest Payment Date, the Issuer or the Guarantor, as the case may be, will pay interest for the period beginning on and including the issue date of the Designated Securities and ending on and including October 26, 2010.
     (e) If any Interest Payment Date would fall on a day that is not a Fixed Rate Business Day, the interest payment shall be postponed to the next day that is a Fixed Rate Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.
     (f) If the Stated Maturity of any Designated Security is not a Fixed Rate Business Day, payment of principal and interest on the applicable Designated Security will be made on the next succeeding day that is a Fixed Rate Business Day, and no interest will accrue for the period from and after such Stated Maturity.
     (g) Subject to and in accordance with the Tax Certification Procedures, interest on each Designated Security will be paid only to the Person in whose name such Designated Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.
     Section 2.05. Paying Agent.
     (a) Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints The Bank of New York Mellon as the initial Paying Agent under the Indenture for the purpose of performing the functions of the Paying Agent with respect to the Designated Securities.
     (b) The Paying Agent shall exercise due care in performing the functions of the Paying Agent for the Designated Securities.
     (c) The Paying Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer and the Guarantor agree:
     (i) The Paying Agent shall be entitled to such compensation as may be agreed in writing with the Issuer and the Guarantor for all services rendered by the Paying Agent, and the Issuer and the Guarantor promise to pay such compensation and to reimburse the Paying Agent for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Issuer and the Guarantor shall reasonably require. The Issuer and the Guarantor agree to indemnify the Paying Agent for, and to hold it harmless against, any and all loss, liability, damage, claims or expenses (including the costs and expenses of defending against any claim of liability) incurred by the Paying Agent that arises out of or in connection with its acting as Paying Agent hereunder, except such as may result from the negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees. The Paying Agent shall incur no liability and shall be indemnified and held harmless by the Issuer and the Guarantor for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Paying Agent in reliance upon (A) the written opinion of counsel satisfactory to it and upon obtaining the prior written consent of the Issuer or the Guarantor or (B) written instructions from the Issuer and the Guarantor. The provisions of this paragraph shall survive the termination of this Supplemental Indenture.
     (ii) In acting under the Indenture and in connection with the Designated Securities, the Paying Agent is acting solely as agent of the Issuer and the Guarantor and does not assume any obligations to, or relationship of agency or trust for or with, any of the Holders of the Designated Securities.
     (iii) The Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Designated Securities, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.
     (iv) The Paying Agent shall be obligated to perform only such duties as are herein specifically set forth and any duties necessarily incidental thereto, and no implied duties or obligations shall be read into the Indenture against the Paying Agent.
     (v) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer or the Guarantor made or given by it under any provision of the Indenture shall be sufficient if signed by any proper officer or an authorized person of the Issuer or the Guarantor, as the case may be.
     (vi) The Paying Agent may, upon obtaining the prior written consent of the Issuer and the Guarantor, perform any duties hereunder either directly or by or through agents or attorneys, and the Paying Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     (d) (i) The Paying Agent may at any time resign as Paying Agent by giving written notice to the Issuer and the Guarantor of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 60 days after the receipt of such notice by the Issuer and the Guarantor, unless the Issuer and the

Guarantor agree in writing to accept less notice. The Paying Agent may be removed (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Issuer and the Guarantor by any proper officer or an authorized person thereof and specifying such removal and the date when it is intended to become effective, subject to (if such Paying Agent is not the Trustee) the written consent of the Trustee, which consent shall not be unreasonably withheld. Such resignation or removal shall take effect only upon the date of the appointment by the Issuer and the Guarantor, as hereinafter provided, of a successor Paying Agent. If within 60 days after notice of resignation or removal has been given, a successor Paying Agent has not been appointed, the Paying Agent may petition a court of competent jurisdiction to appoint a successor Paying Agent. A successor Paying Agent shall be appointed by the Issuer and the Guarantor by an instrument in writing signed on behalf of the Issuer and the Guarantor, as the case may be, by any proper officer or an authorized person thereof and the successor Paying Agent. Upon the appointment of a successor Paying Agent and acceptance by it of such appointment, the Paying Agent so superseded shall cease to be such Paying Agent hereunder. Upon its resignation or removal, the Paying Agent shall be entitled to the payment by the Issuer and the Guarantor of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.
     (ii) Any successor Paying Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer and the Guarantor an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Paying Agent.
     (iii) Any Person into which the Paying Agent may be merged or converted or with which the Paying Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the assets and business of the Paying Agent, or all or substantially all of the corporate trust business of the Paying Agent shall, to the extent permitted by applicable law and provided that it shall have an established place of business in The City of New York, be the successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Issuer and the Guarantor within 30 days of such merger, conversion, consolidation or sale.
     (iv) Any notice required to be given by the Paying Agent to any person hereunder other than the Tax Certification Agent shall be given in accordance with Section 1.5 of the Original Indenture. Any notice required to be given to the Tax Certification Agent shall be delivered in person, sent by letter or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within twenty-four hours by letter), to the following address (or to any other address of which the Tax Certification Agent shall have notified the others in writing as herein provided): Acupay System LLC, Attn: Marian Guerrero, 30 Broad Street, 46th Floor, New York, NY 10004, telephone: (212) 422-1222, facsimile: (212) 422-0790. Any notice to be given to the Paying Agent shall be delivered in person, sent by letter or communicated by telephone (subject, in the case of communications by telephone, to confirmation dispatched within twenty-four hours by letter), to the following address (or to any other address of which the Paying Agent shall have notified the others in writing): The Bank of New York Mellon, 101 Barclay Street, 4E, New York, New York 10286, Attention: International Corporate Trust. Any notice hereunder given by telephone or letter shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.
     Section 2.06. Place of Payment. The place or places where, subject to the provisions of Section 10.2 of the Original Indenture, the principal of, and any premium and interest on, and any Additional Amounts in respect of, the Designated Securities shall be payable, Security Certificates representing the Designated Securities may be surrendered for exchange or conversion of the Designated Securities represented thereby and notices and demands to or upon the Issuer or the Guarantor in respect of the Designated Securities and this Indenture may be served shall be the Corporate Trust Office of the Trustee.
     Section 2.07. Denominations. The Designated Securities may be issued in denominations of $1,000.
     Section 2.08. Listing. From and including the issue date of the Designated Securities to and including the first Interest Payment Date in respect of the Designated Securities, the Issuer will use its reasonable best efforts to obtain or maintain, as applicable, a listing of the Designated Securities on the New York Stock Exchange or another organized market in an OECD country.
     Section 2.09. Security Certificates.

     (a) The Designated Securities shall initially be represented by one or more Global Certificates substantially in the form of Exhibit A, which shall be deposited with a custodian for the Depositary and the Designated Securities represented thereby will be registered in the name of a nominee of the Depositary, for the accounts of participants in the Depositary.
     (b) Designated Securities represented by a Global Certificate may be transferred, in whole and not in part, only: (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (c) Beneficial interests in any Designated Securities represented by a Global Certificate will be exchangeable for Designated Securities represented by Definitive Certificates only if: (i) the Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary, (ii) the Issuer notifies the Trustee in writing that it has reasonably elected to cause the issuance of Designated Securities represented by Definitive Certificates or (iii) there shall have occurred and be continuing an Event of Default with respect to the Designated Securities and the Designated Securities will be accelerated in accordance with their terms and the terms of the Indenture.
     (d) Upon the occurrence of any of the events specified in (i), (ii) or (iii) of (c) above, Designated Securities represented by Definitive Certificates shall be (i) delivered by the Trustee in exchange for beneficial interest in Designated Securities represented by Global Certificates and (ii) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depositary in accordance with its customary procedures.
     Section 2.10. Defeasance and Covenant Defeasance. The provisions of Sections 4.3 and 10.8 of the Original Indenture will apply to the Designated Securities, except that the opinion of counsel to be provided under Section 4.3(c) of the Original Indenture must state that it is based on a change in law or a ruling received from the U.S. Internal Revenue Service.
     Section 2.11. Additional Amounts.
     (a) Except as otherwise provided in this Section 2.11, the provisions of Section 10.4 of the Original Indenture will apply to the Designated Securities; provided, however, that the Issuer and the Guarantor will not be required to pay any Additional Amounts in respect of any Designated Security:

     (i) to a Holder of such Designated Security who is liable for such taxes, duties, assessments or governmental charges in respect of such Designated Security by reason of it (or the Beneficial Owner for whose benefit it holds such Designated Security) having some connection with the Kingdom of Spain other than the mere holding of such Designated Security (or such beneficial interest);
     (ii) to a Holder of such Designated Security in respect of whom the Issuer or the Guarantor does not receive such information (which may include a tax residence certificate) concerning such Holder’s identity and tax residence (or the identity and tax residence of the Beneficial Owner for whose benefit it holds such Designated Security) as it may require in order to comply with Law 13/1985 of May 25, as amended, Royal Decree 1065/2007 of July 27 and any implementing legislation or regulation;
     (iii) presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days;
     (iv) where the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directives
     (v) presented for payment (where presentation is required) by or on behalf of a Holder (or Beneficial Owner) who would have been able to avoid such withholding or deduction by presenting the relevant Designated Security to another paying agent;
     (vi) to or for the benefit of individuals resident for tax purposes in the Kingdom of Spain;
     (vii) to or for the benefit of a Spanish-resident legal entity subject to Spanish Corporate Income Tax if (a) the Spanish-resident legal entity fails to identify itself as such to the Issuer and the Guarantor in accordance with article 59.q or 59.s of the Corporate Income Tax Regulations approved by Royal Decree 1777/2004 of July 30 or (b) the Spanish tax authorities determine that the Designated Securities do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General

de Tributos) dated July 27, 2004 or otherwise and require a withholding to be made; or
     (viii) in the event that the Designated Securities are redeemed pursuant to Section 2.12. (b) hereof.
     (b) In the event of an early redemption of the Designated Securities for the reasons set forth in Section 11.8(b) of the Original Indenture, the Issuer or the Guarantor, as the case may be, may be required to withhold tax and will pay interest in respect of the principal amount of the Designated Securities redeemed net of the withholding tax applicable to such payments. If this were to occur, Beneficial Owners would have to either follow the “Quick Refund Procedures” set forth in Article II of Annex A or Article II of Annex B, as applicable, to the Letter of Appointment or follow the “Direct Refund from Spanish Tax Authorities Procedure” set forth in Annex C to the Letter of Appointment.
     Section 2.12. Redemption. (a) The provisions of Article 11 of the Original Indenture will apply to the Designated Securities. The “Redemption Price” means: (A) with respect to any Designated Securities to be redeemed other than pursuant to Section 11.8 of the Original Indenture, an amount equal to the greater of: (x) 100% of the principal amount of such Designated Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (as defined below) of such Designated Securities and (y) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the Redemption Date) discounted to the Redemption Date of the Designated Securities being redeemed on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points for the Designated Securities being redeemed, plus accrued and unpaid interest on the principal amount of such Designated Securities (or any portion thereof) being redeemed to, but excluding, the Redemption Date of the Designated Securities (or any portion thereof) being redeemed; and (B) with respect to any Designated Securities to be redeemed pursuant to Section 11.8 of the Original Indenture or Section 2.12(b) of this Supplemental Indenture, an amount equal to their principal amount, together with accrued and unpaid interest, if any, thereon to but excluding the Redemption Date. The “Redemption Date” of any Designated Securities to be redeemed will be any Fixed Rate Business Day fixed by the Issuer for redemption of such Designated Securities and specified in the applicable notice of redemption provided by the Issuer to the Trustee pursuant to Section 11.2 of the Original Indenture; provided, however, that the Redemption Date of any Designated Securities to be redeemed pursuant to Section 11.8(a) of the Original Indenture shall be an Interest Payment Date.

     (b) In addition, if the Designated Securities are not listed on an organized market in an OECD country no later than 45 days prior to the initial Interest Payment Date, the Issuer or the Guarantor, as the case may be, may, at its option and having given no less than 15 days’ notice (ending on a day which is no later than the Business Day immediately preceding such Interest Payment Date) to the Holders of the Designated Securities and upon proper notice as provided in this Indenture (which notice shall be irrevocable) redeem all of the outstanding Designated Securities at the applicable Redemption Price specified in Section 2.12(a)(B) of this Supplemental Indenture; provided that from and including the issue date of the Designated Securities to and including such Interest Payment Date, the Issuer will use its reasonable best efforts to obtain or maintain such listing, as applicable.
     Section 2.13. Applicable Procedures and Tax Certification Procedures. The Trustee and Paying Agent shall comply with the Applicable Procedures and Tax Certification Procedures with respect to any Designated Securities (and any beneficial interest therein).
     Section 2.14. Maintenance of Tax Certification Procedures. So long as any principal amount of the Designated Securities remains outstanding, the Issuer and the Guarantor shall, insofar as it is practicable, maintain, implement or arrange for the implementation of Tax Certification Procedures that will facilitate the collection of information concerning the Designated Securities or the Beneficial Owners thereof so long as such collection is required under Spanish law to allow payment of interest on the Designated Securities free and clear of Spanish withholding tax.
     Section 2.15. USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Agreement agree that they will provide the Trustee with such information regarding the identification of the Issuer and the Guarantor as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.
     Section 2.16. Additional Rights. In addition to their rights under the Base Indenture, the parties hereto shall be provided with the following additional rights:
     (a) The permissive rights of the Trustee enumerated herein shall not be construed as duties.
     (b) The parties hereto shall not be responsible or liable to one another for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties hereto shall use their best efforts to resume performance as soon as practicable under the circumstances.
     (c) Under no circumstances will any party to this Supplemental Indenture be liable to any other party to this Supplemental Indenture for any special, indirect, punitive or consequential loss or damage (including, but not limited to, the loss of business, goodwill, opportunity or profit) whether or not foreseeable and even if advised of the possibility of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Fifth Supplemental Indenture to be duly executed on its behalf as of the date first above written.

TELEFÓNICA EMISIONES, S.A.U., as Issuer
By:	/s/ Miguel Escrig Meliá
	Name:	Miguel Escrig Meliá
	Title:	Director (Administrador Solidario)

TELEFÓNICA, S.A., as Guarantor
By:	/s/ Eduardo Álvarez Gómez
	Name:	Eduardo Álvarez Gómez
	Title:	Authorized Officer

THE BANK OF NEW YORK MELLON, as Trustee and Paying Agent
By:	/s/ Arlene Thelwell
	Name:	Arlene Thelwell
	Title:	Assistant Vice President

FIFTH SUPPLEMENTAL INDENTURE

EXHIBIT A
FORM OF SECURITY CERTIFICATE REPRESENTING DESIGNATED
SECURITIES
TELEFÓNICA EMISIONES, S.A.U.
Fixed Rate Senior Notes due 2020
Guaranteed by
TELEFÓNICA, S.A.

No. [•]	CUSIP No. 87938W AM5 ISIN No. US87938WAM55
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE CERTIFICATES, THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED, IN WHOLE AND NOT IN PART, ONLY: (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (II) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY, OR (III) BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF THE SECURITIES REPRESENTED BY THIS GLOBAL CERTIFICATE AND ANY BENEFICIAL INTERESTS IN ANY SECURITIES REPRESENTED BY THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TELEFÓNICA EMISIONES, S.A.U., a sociedad anónima unipersonal incorporated under the laws of the Kingdom of Spain (herein called the “Issuer”, which term includes any successor Person under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $1,400,000,000 on April 27, 2020 and, subject to and in accordance with the Tax Certification Procedures, to pay interest thereon from April 26, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, in arrears on April 27 and October 27 of each year, beginning on October 27, 2010, at the rate of 5.134% per annum until the Stated Maturity, and on the Stated Maturity.
     Interest will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided below for the first Interest Payment Date, on each Interest Payment Date, the Issuer or the Guarantor (as defined herein), as the case may, be will pay interest on the Designated Securities (as defined herein) for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date. On the first Interest Payment Date, the Issuer or the Guarantor (as defined herein), as the case may, be will pay interest for the period beginning on and including the issue date and ending on and including October 26, 2010. If any Interest Payment Date falls on a day that is not a Fixed Rate Business Day, the interest payment shall be postponed to the next day that is a Fixed Rate Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If the Stated Maturity of the Designated Securities is not a Fixed Rate Business Day, payment of principal and interest on the Designated Securities will be made on the next succeeding day that is a Fixed Rate Business Day and no interest will accrue for the period from and after the Stated Maturity.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the Designated Securities represented hereby (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the tenth New York Business Day prior to the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Designated Securities represented hereby (or one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Designated Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Designated Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     For informational purposes only, without any substantive effect whatsoever and solely in order to comply with Article 291, letter (d) of the

Spanish Corporations Law (Ley de Sociedades Anónimas), approved by Royal Decree (Real Decreto Legislativo) 1564/1989, of December 22, as amended, it is hereby noted that the aggregate principal amount of the Designated Securities was equivalent to €1,038,036,627.86, based on the Noon Buying Rate as determined and published by the Federal Reserve, as of April 16, 2010, for the Euro of $1.3487 per €1.00. Amounts due under the Designated Securities shall not under any circumstances whatsoever be payable in any currency other than U.S. dollars or such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.
     The Bank of New York Mellon shall initially act as Trustee and Paying Agent with respect to the Designated Securities.
     Reference is hereby made to the further provisions of the Designated Securities set forth on the reverse of this Security Certificate, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, the Designated Securities represented by this Security Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     The public deed of issuance (escritura de emisión) related to the Designated Securities represented hereby was executed on April 14, 2010 before Mr. Jesús Roa Martinez with the number 337 of his files.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or in facsimile.

Dated: April 26, 2010	TELEFÓNICA EMISIONES, S.A.U.
By:
		Name:	Miguel Escrig Meliá
		Title:	Director (Administrador Solidario)

CERTIFICATE OF AUTHENTICATION
     This is one of the Security Certificates representing the Securities of the series designated thereon referred to in the within-mentioned Indenture.

Dated: April 26, 2010	THE BANK OF NEW YORK MELLON as Trustee
Manually By:
Name:
		Title:	Authorized Officer

     The Designated Securities represented by this Security Certificate are unconditionally and irrevocably guaranteed by Telefónica, S.A. on the terms set forth in the within-mentioned Designated Guarantee pursuant to the Indenture.

Dated: April 26, 2010	TELEFÓNICA, S.A.
By:
		Name:	Eduardo Álvarez Gómez
		Title:	Authorized Officer

REVERSE OF SECURITY CERTIFICATE
     This Security Certificate is one of the Security Certificates representing a duly authorized issue of Fixed Rate Senior Notes due 2020 (the “Designated Securities”), issued under an Indenture, dated as of May 8, 2009 (as amended and supplemented, the “Original Indenture”), among the Issuer, Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to herein), and The Bank of New York Mellon, a New York banking corporation, as Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture), as supplemented with respect to the Designated Securities by the Fifth Supplemental Indenture, dated as of April 26, 2010, among the Issuer, the Guarantor and The Bank of New York Mellon, as Trustee and Paying Agent (the “Fifth Supplemental Indenture” and, together with the Original Indenture, as supplemented, the “Indenture”) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Designated Securities and of the terms upon which each Security Certificate representing the Designated Securities is, and is to be, authenticated and delivered.
     The Designated Securities will be subject to redemption at any time, as a whole or in part, at the election of the Issuer at a Redemption Price which is equal to the greater of: (i) 100% of the principal amount of the Designated Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date of the Designated Securities to be redeemed; and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the Redemption Date) discounted to the Redemption Date of such Designated Securities being redeemed on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points for the Designated Securities being redeemed, plus accrued and unpaid interest on the principal amount of such Designated Securities (or any portion thereof) being redeemed to, but excluding, the Redemption Date of the Designated Securities (or any portion thereof) being redeemed. Any such redemption will be made in accordance with the terms of the Indenture.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Designated Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Designated Securities being redeemed.

     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations or, if only one such Quotation is obtained, such Quotation.
     “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Issuer and the Guarantor.
     “Reference Treasury Dealer” means each of (1) Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., UBS Securities LLC and their affiliates or their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer and the Guarantor will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Issuer and the Guarantor.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third New York Business Day preceding such Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H. 15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the Redemption Date to the maturity date of the Designated Securities to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third New York Business Day preceding the Redemption Date.
     The Issuer may from time to time, without the consent of the Holders of Designated Securities, create and issue further Securities having the same terms and conditions as the previously issued Designated Securities in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or the issue price), so that such further issue shall be consolidated and form a single series with the outstanding Designated Securities; provided, however, that, any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes, or any such further issuance is a “qualified reopening” as such term is defined under Treasury Regulations Section 1.1275-2(k)(3) promulgated under the Internal Revenue Code of 1986, as amended.
     The Designated Securities may be redeemed upon not less than 30 nor more than 60 days’ notice (ending on an Interest Payment Date) given as provided in the Indenture, if (i) as a result of any change in the laws or regulations of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issuance of the Designated Securities, (x) the Issuer or the Guarantor, as the case may be, is or would be required to pay any Additional Amounts (y) the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable the Issuer to make any payment of principal, premium, if any, or interest on the Designated Securities and such payment cannot with reasonable effort by the Guarantor be structured to avoid such deduction or withholding and (ii) such circumstances are evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee of a certificate signed by an authorized officer or director of the Issuer or the Guarantor, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, at a Redemption Price equal to their principal amount, together with accrued interest, if any, thereon to but excluding the Redemption Date.
     If the Designated Securities are not listed on an organized market in an OECD country no later than 45 days prior to the initial Interest Payment Date on such Designated Securities, the Issuer or the Guarantor, as the case may be, may, at its option and having given no less than 15 days’ notice (ending on a day which is no later than the Business Day immediately preceding such Interest Payment Date) to the Holders of such Designated Securities and upon proper notice as provided in the Indenture, which notice shall be irrevocable, redeem all of the outstanding Designated Securities at their principal amount, together with accrued interest, if any, thereon to but not including the Redemption Date; provided that from and including the issue date of such Designated Securities to and including such Interest Payment Date, the Issuer will use its reasonable best efforts to obtain or maintain such listing, as applicable. In the event of an early redemption of the Designated Securities for the reason set forth in the immediately preceding sentence, the Issuer or the Guarantor, as the case may be, may be required to withhold tax and will pay interest in respect of the principal amount of the Designated Securities redeemed net of the withholding tax applicable to such payments. If this were to occur, Beneficial Owners would have to either follow the “Quick Refund Procedures” set forth in Article II of Annex A or Article II of Annex B, as applicable, to the Letter of Appointment or follow the “Direct Refund from Spanish Tax Authorities Procedure” set forth in Annex C to the Letter of Appointment.
     In the event of redemption of the Designated Securities represented by this Security Certificate in part only, a new Security Certificate representing the unredeemed portion of the Designated Securities represented hereby will be issued and registered in the name of the Holder of the Designated Securities represented hereby upon the cancellation hereof.
     All amounts payable (whether in respect of principal, redemption amount, interest or otherwise) in respect of the Designated Securities and the Designated Guarantee by the Issuer or the Guarantor will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In the event that such withholding or deduction is required by law, the Issuer or the Guarantor shall pay such Additional Amounts as will result in receipt by the Holders of the Designated Securities of such amounts as would have been received by them had no such withholding or deduction been required; provided, however, that the Issuer and the Guarantor will not be required to pay any Additional Amounts in respect of any Designated Security:
     (1) to a Holder of such Designated Security who is liable for such taxes, duties, assessments or governmental charges in respect of such Designated Security by reason of it (or the Beneficial Owner for whose benefit it holds such Designated Security) having some connection with the Kingdom of Spain other than the mere holding of such Designated Security (or such beneficial interest);
     (2) to a Holder of such Designated Security in respect of whom the Issuer or the Guarantor does not receive such information

(which may include a tax residence certificate) concerning such Holder’s identity and tax residence (or the identity and tax residence of the Beneficial Owner for whose benefit it holds such Designated Security) as it may require in order to comply with Law 13/1985 of May 25, as amended, Royal Decree 1065/2007 of July 27 and any implementing legislation or regulation;
     (3) presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days;
     (4) where the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directives;
     (5) presented for payment (where presentation is required) by or on behalf of a Holder (or Beneficial Owner) who would have been able to avoid such withholding or deduction by presenting the relevant Designated Security to another paying agent;
     (6) to or for the benefit of individuals resident for tax purposes in the Kingdom of Spain;
     (7) to or for the benefit of a Spanish-resident legal entity subject to Spanish Corporate Income Tax if (a) the Spanish-resident legal entity fails to identify itself as such to the Issuer and the Guarantor in accordance with article 59.q or 59.s of the Corporate Income Tax Regulations approved by Royal Decree 1777/2004 of July 30 or (b) the Spanish tax authorities determine that the Designated Securities do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004 or otherwise and require a withholding to be made; or
     (8) in the event that the Designated Securities are redeemed pursuant to Section 2.12 (b) of the Fifth Supplemental Indenture;
provided further that Additional Amounts in respect of the Designated Securities will also not be paid with respect to any payment to a Holder of any Designated Securities who is a fiduciary, a partnership, a limited liability company or other than the sole Beneficial Owner of that payment, to the extent that payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof or any authority or agency therein or thereof having power to tax) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a Beneficial Owner who would not have been entitled to the Additional Amounts had it been the Holder.
     “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders in accordance with the Indenture.
     The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Issuer or the Guarantor, as the case may be, is organized, or any political subdivision or taxing authority thereof or therein.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Designated Securities represented by this Security Certificate shall be conclusive and binding upon such Holder and upon all future Holders of the Designated Securities represented by this Security Certificate and of the Designated Securities represented by any Security Certificate issued upon the registration of transfer of the Designated Securities represented by this Security Certificate or in exchange thereof or in lieu thereof, whether or not notation of such consent or waiver is made upon this Security Certificate.
     As set forth in, and subject to, the provisions of the Indenture, if any Event of Default shall occur in relation to the Designated Securities (taking into account any applicable grace period), the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Designated Securities may, by written notice to the Issuer, at the Corporate Trust Office (and to the Trustee if given by the

Holders), declare that the Designated Securities including principal, and all interest then accrued and unpaid on, the Designated Securities shall be immediately due and payable, whereupon the same shall become immediately due and payable, at their principal amount together with all interest, if any, accrued and unpaid thereon and Additional Amounts, if any, payable in respect thereof without presentment, demand, protest or other notice of any kind, all of which the Issuer or the Guarantor, as the case may be, will expressly waive, unless, prior thereto, all Events of Default in respect of such Designated Securities shall have been cured.
     No reference herein to the Indenture and no provision of the Designated Securities or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or premium on any overdue interest, on the Designated Securities at the rate or rates herein prescribed.
     Except as set forth in the Indenture, the Designated Securities represented hereby may be transferred, in whole and not in part, only: (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Beneficial interests in a Designated Security represented by a Global Certificate will be exchangeable for Certificated Securities of this series only if: (a) the Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary, (b) the Issuer notifies the Trustee in writing that it has reasonably elected to cause the issuance of Certificated Securities of this series or (c) there shall have occurred and be continuing an Event of Default with respect to the Designated Securities and the Designated Securities will be accelerated in accordance with their terms and the terms of the Indenture. Upon the occurrence of any of the events specified in (a), (b) or (c) above, Certificated Securities of this series shall be (x) delivered by the Trustee in exchange for beneficial interest in Designated Securities represented by Global Certificates and (y) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depositary in accordance with its customary procedures.
     As provided in the Indenture, the Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Designated Securities and of transfers of Designated Securities.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith other than as set forth in the Indenture.
     Prior to due presentment of this Security Certificate for registration of transfer of any Designated Security represented hereby, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name such Designated Security is registered as the owner of such Designated Security for the purpose of receiving payment of principal of and any premium and (subject to Section 2.8 of the Original Indenture) any interest on such Designated Security and for all other purposes whatsoever, whether or not such Designated Security be overdue, and neither the Issuer, the Guarantor, the Trustee nor any agent of the Issuer, the Guarantor or the Trustee shall be affected by notice to the contrary.
     Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Indenture, the Designated Securities and the Designated Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.
     All terms used in this Security Certificate which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

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